                                                                    EXHIBIT 10.1
                               WEST COAST BANCORP
                            2002 STOCK INCENTIVE PLAN
                         (AS AMENDED FEBRUARY 24, 2004)

SECTION 1. PURPOSE; DEFINITIONS

      The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company's businesses and increases in Company shareholder value.

      For purposes of the Plan, the following terms are defined as set forth below:

      (a) "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company.

      (b) "Award" means a Stock Option, Restricted Stock, or other stock-based award.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Cause" means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or
(2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (C) prior to a Change in Control, such other events as shall be determined by the Committee.

      (e) "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 9(b) and (c), respectively.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (g) "Commission" means the Securities and Exchange Commission or any successor agency.

      (h) "Committee" means the Committee referred to in Section 2.

      (i) "Common Stock" means common stock, no par value per share, of the Company.

      (j) "Company" means West Coast Bancorp, an Oregon corporation.

      (k) "Covered Employee" means a participant designated prior to the grant of Restricted Stock by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

      (l) "Disability" means, unless otherwise provided by the Committee, (1) "Disability" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define "Disability," permanent and total disability as determined under the Company's Long-Term Disability Plan applicable to the participant.

      (m) "Eligible Individuals" mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (o) "Fair Market Value" means, except as otherwise provided by the Committee, as of any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

      (p) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

      (q) "Individual Agreement" means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a participant and the Company or one of its Subsidiaries or Affiliates. If a participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant "Individual Agreement" prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant "Individual Agreement" after a Change in Control.

      (r) "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (s) "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the

Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

      (t) "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings per share, return on equity, return on assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, and liquidity, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

      (u) "Plan" means the West Coast Bancorp 2002 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

      (v) "Restricted Stock" means an Award granted under Section 6.

      (w) "Restricted Stock Agreement" has the meaning set forth in Section 6(c)(vi) of the Plan.

      (x) "Retirement" means, except as otherwise provided by the Committee, retirement from active employment with the Company, a Subsidiary or Affiliate at or after the attainment of age 55 and with five years or more of employment service with the Company, a Subsidiary or Affiliate.

      (y) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

      (z) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

      (aa) "Stock Option" means an Award granted under Section 5.

      (bb) "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

      (cc) "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

      In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. ADMINISTRATION

      The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation and Personnel Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing or any other provision of the Plan to the contrary, all Performance Goals will be established and administered and all Qualified Performance-Board Awards will be granted to any "covered employee" within the meaning of Section 162(m)(3) of the Code, only by either (a) the Board as a whole in a proceeding in which all members of the Board who are or may be "covered employees" recuse themselves from consideration and approval of such goals or Awards, or (b) a duly authorized committee consisting of two or more "outside directors" as that term is defined in Section 162(m) of the Code. All references in the Plan to the "Committee" refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

      The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan:

      (a) To select the Eligible Individuals to whom Awards may from time to time be granted;

      (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder;

      (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

      (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

      (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

      (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

      (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(d).

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

      The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

      Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

      Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

      The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 1,700,000, of which 943,184 shares of Common Stock are shares available as of February 22, 2002, for future awards under the Company's 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan. No participant may be granted Stock Options covering in excess of 300,000 shares of Common Stock in any fiscal year of the Company. No more than 288,000 shares authorized for issuance under the Plan may be issued as Restricted Stock during the term of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares. No further awards will be granted under the Company's 1999 Stock Option Plan, 2000 Restricted Stock Plan and Amended and Restated 1995 Director Stock Option Plan

      If any Award is forfeited, or if any Stock Option terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery pursuant to Awards under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

      In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. ELIGIBILITY

      Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. STOCK OPTIONS

      Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

      Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

      (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

      (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

      Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

      If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

      In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Company to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option. The Committee may also provide for Company loans to be made for purposes of the exercise of Stock Options.

      No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(o) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

      (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family (as defined by the Committee), whether directly or indirectly or by means of a trust or partnership or otherwise. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term "holder" and "optionee" include such guardian, legal representative and other transferee.

      (f) Termination by Reason of Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee shall immediately vest in full and may thereafter be exercised until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (i) Termination by the Company for Cause. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee, whether vested or unvested, shall thereupon terminate.

      (j) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability, or Retirement, or for Cause, and except as set forth in Section 5(i) above, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's stated term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (k) Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the option price is at least 110% of the Fair Market Value of a share of Common Stock and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a NonQualified Stock Option.

      (l) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

      (m) Certain Terminations Prior to a Change in Control. Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment by the Company other than for Cause at any time after the Company executes an agreement that provides for a transaction that if consummated would constitute a Change in Control, but before the actual occurrence of such Change in Control, and, thereafter, such Change in Control actually occurs, then, upon such Change in Control, any Stock Option held by such optionee prior to such Termination of Employment shall immediately vest in full and may thereafter be exercised by the optionee until expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (n) Change in Control Cash-Out. If the Committee shall determine at the time of grant of an Option or thereafter, then, notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this
Section 5(n) shall have been exercised.

      (o) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. RESTRICTED STOCK

      (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

      (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the West Coast Bancorp 2002 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

      (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant's employment is terminated by reason of death or Disability). No more than 113,322 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any participant during the term of the Plan.

            (ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and
      (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

            (iii) Except as provided in this paragraph (iii) and Sections 6(c)(i) and 6(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 12(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and shall, as determined by the Committee, either be (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

            (iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 6(c)(i), 6(c)(ii), 6(c)(v), 6(d) or 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals, unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

            (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

            (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

      (d) Termination of Employment due to Death or Disability. Unless otherwise determined by the Committee, upon a participant's Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

SECTION 7. TAX OFFSET BONUSES

      At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 8. OTHER STOCK-BASED AWARDS

      Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

SECTION 9. CHANGE IN CONTROL PROVISIONS

      (a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, in the event a recipient of an Award incurs a Termination of Employment by the Company or a successor other than for Cause during the 24-month period following a Change in Control:

            (i) Any Stock Options held by an optionee which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant, and all Stock Options shall be exercisable until expiration of the stated term of such Stock Options.

            (ii) The restrictions, including any Performance Goals, and deferral limitations applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

            (iii) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

      (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
      (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

            (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 10. TERM, AMENDMENT AND TERMINATION

      The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely impair the rights of an optionee under a Stock Option or a recipient of a Restricted Stock Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

      The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall materially and adversely impair the rights of any holder without the holder's consent, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

      Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 11. UNFUNDED STATUS OF PLAN

      It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 12. GENERAL PROVISIONS

      (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

            (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

            (2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

            (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

      (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

      (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

      (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

      (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

      (g) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

      (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to principles of conflict of laws.

      (i) Except as otherwise provided in Section 5(e) by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

SECTION 13. EFFECTIVE DATE OF PLAN

      The Plan shall be effective as of the date it is adopted by the Board, subject to approval of the Plan by the affirmative vote of a majority of the votes cast with respect to the plan at a meeting of stockholders.

                                       18